August 4, 2004

Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, Illinois   60523
Attention:  General Counsel

Re:       Lock-Up Agreement

Ladies and Gentlemen:

On June 9, 2004, the common stock, $0.01 par value per share (the “Common Stock”), of Inland Real Estate Corporation, a Maryland corporation (the “Company”), began trading on the New York Stock Exchange (the “NYSE”).  In consideration of the Company listing its Common Stock on the NYSE, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned understand and agree that, during the period beginning on the date hereof and continuing to and including June 9, 2005, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively, the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares:

(i)         as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(ii)        to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value;

(iii)       as a result of the enforcement against the undersigned of any pledge, security interest or lien existing on or arising prior to the date hereof; or

(iv)       with the prior written consent of the Company, as authorized by a resolution of its board of directors.

For purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the Undersigned’s Shares to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Undersigned’s Shares subject to the provisions of this letter agreement and there shall be no further transfer of such Common Stock except in accordance with this letter agreement; provided further, that any such transfer shall not involve a disposition for value.  The undersigned represent and warrant that each of them now has, and, except as contemplated by clause (i), (ii), (iii) or (iv) above, for the duration of this letter agreement will have, good and valid marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agree and consent to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understand and agree that the Company has relied upon this letter agreement in connection with the listing of the Common Stock on the NYSE.  The undersigned further understand that this letter agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

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If you agree with the foregoing, please sign and return a copy of this letter agreement, which will constitute the agreement of the parties hereto with respect to the subject matter of this letter agreement.

	THE INLAND GROUP, INC., a Delaware corporation		INLAND MORTGAGE INVESTMENT CORPORATION, an Illinois corporation

	By:	/s/ ALAN KREMIN	By:	/s/ RAYMOND PETERSON
	Name:	Alan Kremin	Name:	Raymond Peterson
	Title:	Treasurer	Title:	President

	INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation		PARTNERSHIP OWNERSHIP CORPORATION, a Delaware corporation

	By:	/s/ BRENDA GUJRAL	By:	/s/ ULANA HORALEWSKYJ
	Name:	Brenda Gujral	Name:	Ulana Horalewskyj
	Title:	President	Title:	President

	DANIEL L. GOODWIN, an individual		G. JOSEPH COSENZA, an individual

	By:	/s/ DANIEL L. GOODWIN	By:	/s/ G. JOSEPH COSENZA
	Name:	Daniel L. Goodwin	Name:	G. Joseph Cosenza

ROBERT D. PARKS, an individual

	By:	/s/ ROBERT D. PARKS
	Name:	Robert D. Parks

ACKNOWLEDGED AND AGREED as of the date first above written:

INLAND REAL ESTATE CORPORATION, a Delaware corporation

By:	/s/ MARK E. ZALATORIS
Name:	Mark E. Zalatoris
Title:	Chief Operating Officer